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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:                                 August 26, 2002

                                                ---------------



ADVANTA Mortgage Loan Trust 1998-4A,  1998-4B, 1998-4C



New York                               333-52351-02                   88-0360305

                                       333-52351-03                   23-2723382

                                       333-52351-04





c/o Chase Manhattan Mortgage

Attn:  H. John Berens

10790 Rancho Bernardo Road

San Diego, CA  92127



(858) 676-3099



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Item 5.                         Other Events



Information relating to the distributions to Certificate holders for the July,

2002 Monthly Period of the Trust in respect of the Mortgage Backed Notes, Series

1998-4, Class A, Class B and Class C (the "Certificates") issued by the

Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of Home Loans, and the Subordinated amount remaining), together with certain other information relating to the certificates, is contained in the Monthly Report for the Monthly Period provided to certificateholders pursuant to the Pooling and Servicing Agreement (the

"Agreement") dated as of November 1, 1998 between ADVANTA Mortgage Corp., USA as

Servicer, and Bankers Trust Company, as Trustee.





Item 7.                         Financial Statements, Exhibits



                          Exhibit No.                     Exhibit

                          -----------                     -------



                                             1. Monthly Report for the July 2002

                                                Monthly Period relating to the

                                                Mortgage Backed Notes Series

                                                1998-4, Class A, Class B, and

                                                Class C issued by the ADVANTA

                                                Mortgage Loan Trust 1998-4A,

                                                1998-4B, 1998-4C.



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                                  EXHIBIT INDEX



Exhibit

-------



           1.             Monthly Report for the July 2002 Monthly Period

                          relating to the Mortgage Backed Notes, Series 1998-4,

                          Class A, Class B, and Class C issued by the ADVANTA

                          Mortgage Loan Trust 1998-4A, 1998-4B, 1998-4C.







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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







ADVANTA Mortgage Loan Trust 1998-4A, 19984-B, 1998-4C.



BY:                       ADVANTA Mortgage Corp., USA









BY:                       /s/ H. John Berens

                          ------------------

                          H. John Berens

                          Senior Vice President

                          Chase Manhattan Mortgage







September 23, 2002